Exhibit 23.1


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 2000 included in the Portland Brewing Company Form 10-KSB for the year ended December 31, 1999 and to all references to our firm included in this registration statement.

                                       /s/ Arthur Andersen LLP



Portland, Oregon
April 24, 2000